As filed with the Securities and Exchange Commission on October 29, 1997
                                 Registration No. 333-30657


              SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       _________________

                         AMENDMENT NO. 3
                               TO
                            FORM S-3

                     REGISTRATION STATEMENT

                             Under

                   THE SECURITIES ACT OF 1933
                       _________________

                 NORTHERN BORDER PARTNERS, L.P.
     (Exact name of registrant as specified in its charter)

           Delaware                           93-1120873
  (State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)          Identification No.)
                       _________________

            1400 Smith Street, Houston, Texas 77002
                  Telephone No. (713) 853-6161
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                       _________________

                          A. H. Davis
                    NBP Services Corporation
                       1400 Smith Street
                      Houston, Texas 77002
                         (713) 853-6941
   (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
                       _________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

     If delivery of the prospectus is expected to be made
pursuant to Rule 434, please check the following box.  [ ]
                       _________________

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Item 16.  Exhibits.

      *3    -  Form of Amended and Restated Agreement
               of Limited Partnership of Northern Border
               Partners, L.P. (Exhibit 3.1 to the Partnership's
               Form S-1 Registration Statement, Registration No.
               33-66158 ("Form S-1")).

      +5    -  Opinion of Vinson & Elkins, LLP, as to the
               validity of the Common Units.

      +8    -  Tax Opinion of Vinson & Elkins, LLP.

     *10(a) -  Form of Amended and Restated Agreement of
               Limited Partnership of Northern Border
               Intermediate Limited Partnership (Exhibit 10.1 to
               Form S-1).

     *10(b) - Northern Border Pipeline Company General Partnership Agreement between Northern Plains Natural Gas Company, Northwest Border Pipeline Company, Pan Border Gas Company, TransCanada Border PipeLine Ltd. and TransCan Northern Ltd., effective March 9, 1978, as amended (Exhibit 10.2 to Form S-1).

    **23(a) -  Updated Consent of Arthur Andersen LLP.

      23(b) -  The consents of Vinson & Elkins, LLP,
               are contained in its opinions filed as Exhibits 5 and 8 hereto.

_______________
     *  Incorporated by reference as indicated.
     ** Filed with this amendment.
     +  Previously filed.

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                        SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of October, 1997.


                              NORTHERN BORDER PARTNERS, L.P.
                              (A Delaware Limited Partnership)


                              By:    LARRY L. DEROIN
                                     Larry L. DeRoin
                                     Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated and on the 29th day of October, 1997.

          Signature                     Title


      LARRY L. DEROIN         Chief Executive Officer
      Larry L. DeRoin         and Chairman of the Partnership Policy
                              Committee
                              (Principal Executive Officer)


      GEORGE L. MAZANEC       Member of Partnership
      George L. Mazanec       Policy Committee


      BRIAN E. O'NEILL        Member of Partnership
      Brian E. O'Neill        Policy Committee


      JERRY L. PETERS         Chief Financial and
      Jerry L. Peters         Accounting Officer

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                       INDEX TO EXHIBITS


Exhibit Number           Description

      *3     - Form of Amended and Restated Agreement
               of Limited Partnership of Northern Border
               Partners, L.P. (Exhibit 3.1 to the Partnership's
               Form S-1 Registration Statement, Registration No.
               33-66158 ("Form S-1")).

      +5     - Opinion of Vinson & Elkins, LLP, as to the
               validity of the Common Units.

      +8     - Tax Opinion of Vinson & Elkins, LLP.

     *10(a)  - Form of Amended and Restated Agreement of
               Limited Partnership of Northern Border
               Intermediate Limited Partnership (Exhibit 10.1 to
               Form S-1).

     *10(b)  - Northern Border Pipeline Company General
               Partnership Agreement between Northern Plains Natural Gas Company, Northwest Border Pipeline Company, Pan Border Gas Company, TransCanada Border PipeLine Ltd. and TransCan Northern Ltd., effective March 9, 1978, as amended (Exhibit 10.2 to Form S-1).

    **23(a)  - Updated Consent of Arthur Andersen LLP.

      23(b) - The consent of Vinson & Elkins, LLP, is contained in its form of opinion filed as Exhibit
               5 hereto.

*   Incorporated by reference.
**  Filed with this amendment.
+   Previously filed.


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